EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

CERTIFICATION

The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Inventure Foods, Inc. (the “Company”), that, to his knowledge:

1.                                      the Quarterly Report of the Company on Form 10-Q for the quarter ended June 27, 2015, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.                                      the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2015

/s/ Terry McDaniel
Terry McDaniel
Chief Executive Officer
(Principal Executive Officer)

/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Inventure Foods, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Inventure Foods, Inc. specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to Inventure Foods, Inc. and will be retained by Inventure Foods, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.